Exhibit 10.1

AMENDMENT NUMBER 2 TO THE LOAN AND SECURITY AGREEMENT, THE LOAN AGREEMENT SCHEDULE, THE REVOLVING LOAN NOTE AND TO THE OTHER LOAN DOCUMENTS

This Amendment Number 2 to the Loan and Security Agreement, the Loan Agreement Schedule, the Revolving Loan Note and to the other Loan Documents (“Amendment No. 2”) dated effective as of July 29, 2024 (the “Effective Date”) by and between LOOP MEDIA, INC., a Nevada corporation with a principal place of business located at 2600 West Olive Avenue, Suite 5470, Burbank, CA 91505, and RETAIL MEDIA TV, INC., a Nevada corporation with a principal place of business located at 2600 West Olive Avenue, Suite 5470, Burbank, CA 91505, jointly and severally (the “Borrower”), and GEMCAP SOLUTIONS, LLC, a Delaware limited liability company with offices at 9901 I.H. 10 West, Suite 800, San Antonio, TX 78230, as successor and assign to Industrial Funding Group, Inc. (together with its successors and assigns, the “Lender”). The Borrower and the Lender are collectively referred to as the “Parties.”

RECITALS

A. Borrower and Lender are parties to the Loan and Security Agreement dated as of July 29, 2022 (as amended, modified or supplements from time to time, the “Loan Agreement”).

B. In connection with the Loan Agreement, Borrower executed and delivered to Lender (i) the Loan Agreement Schedule dated as of July 29, 2022 (as amended, modified or supplemented from time to time, the “Loan Schedule”), (ii) the Amended and Restated Secured Promissory Note (Revolving Loans), dated as of October 27, 2022 (as amended, modified or supplements from time to time, the “Revolving Loan Note”) and (iii) other Loan Documents.

C. Borrower has requested that Lender amend the Loan Documents (i) to extend the Maturity Date by one (1) year, (ii) to make Retail Media TV, Inc. a co-borrower thereunder, and (iii) to update each Borrower’s notice address and principal place of business, and Lender has agreed to amend the Loan Documents (i) to extend the Maturity Date by one (1) year (ii) to make Retail Media TV, Inc. a co-borrower thereunder, and (iii) to update each Borrower’s notice address and principal place of business, subject to the terms and conditions of this Amendment No. 2.

D. In consideration of Lender’s consent and accommodation, Borrower has agreed to pay all of Lender’s fees and costs including Lender’s attorneys’ fees and costs in respect of the transactions regarding this Amendment No. 2.

E. Capitalized terms used but not defined herein have the meanings set forth in the Loan Agreement.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements herein contained and other good and valuable consideration, Lender and Borrower mutually covenant, warrant and agree as follows:

1. Amendments. Subject to Section 2 below, effective as of the date of this Amendment No. 2, the Loan Agreement, the Loan Agreement Schedule, the Revolving Loan Note and the other Loan Documents, effective as of the date hereof, are amended as follows:

(a) The Loan Agreement, the Loan Agreement Schedule, the Revolving Loan Note and the other Loan Documents are all hereby amended as follows:

Additional Party. RETAIL MEDIA TV, INC., a Nevada corporation with a principal place of business located at 2600 West Olive Avenue, Suite 5470, Burbank, CA 91505 (“Retail Media”) is hereby executing this Amendment No. 2 for purposes of becoming a party to the Loan Agreement, the Loan Agreement Schedule, the Revolving Loan Note and the other Loan Documents, as amended by this Amendment No. 2. From and after the date of this Amendment No. 2, Retail Media shall be deemed to be a party to the Loan Agreement, the Loan Agreement Schedule, the Revolving Loan Note and the other Loan Documents, and from and after the date of this Amendment No. 2, Retail Media and LOOP MEDIA, INC., a Nevada corporation with a principal place of business located at 2600 West Olive Avenue, Suite 5470, Burbank, CA 91505 (“Loop Media”) shall be jointly and severally liable to Lender for all obligations under the Loan Agreement, the Loan Agreement Schedule, the Revolving Loan Note and the other Loan Documents, as amended by this Amendment No. 2. From and after the Second Amendment Effective Date, all references to Borrower in the Loan Agreement, the Loan Agreement Schedule, the Revolving Loan Note and the other Loan Documents shall be to Retail Media and Loop Media, jointly and severally.

(b) Section 1.78 of the Loan Agreement is hereby deleted and restated in its entirety as follows:

1.78 “Maturity Date” shall mean the earlier of (i) July 29, 2025, and (ii) the date Lender may exercise any of its remedies pursuant to the terms hereof.

(c) Section 1 of the Loan Agreement is hereby amended by adding the following definition in the appropriate alphabetical order:

“Second Amendment” means that certain Amendment Number 2 to the Loan and Security Agreement and to the Loan Agreement Schedule dated effective as of the Second Amendment Effective Date, between Borrower and Lender.

“Second Amendment Effective Date” means July 29, 2024.

(d) The Loan Agreement is hereby amended by adding the following new Section 14.15:

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14.15 Joint and Several Obligations. If more than one Person is a Borrower hereunder, the provisions of Section 12 of the Loan Agreement Schedule shall apply.

(e) The Borrower’s notice information in Section 8 of the Loan Agreement Schedule is hereby deleted and restated in its entirety as follows:

If to Borrower:

Loop Media, Inc.

2600 West Olive Avenue

Suite 5470

Burbank, CA 91505

Attn: Justis Kao

Email: justis@loop.tv; legal@loop.tv; neil@loop.tv

(f) The Loan Agreement Schedule is hereby amended by adding the following new Section 12:

12. JOINT AND SEVERAL OBLIGATIONS. If more than one Person is a Borrower hereunder, the following shall apply to each such Borrower:

(a) All Obligations, covenants and liabilities of any Borrower under the Loan Documents shall be the joint and several Obligations, covenants and liabilities of each Borrower. All representations and warranties of any Borrower hereunder shall be deemed made by each Borrower. Each Borrower shall, without duplication, make payment upon the maturity of the Obligations by acceleration or otherwise, and such obligation and liability on the part of any Borrower shall in no way be affected by the failure of Lender to pursue or preserve its rights against any other Borrower or the release by Lender of any Collateral now or thereafter acquired from any other Borrower.

(b) Each Borrower expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution or any other claim which such Borrower may now or hereafter have against any other Borrower or against any Guarantor or other Person directly or contingently liable for the Obligations until all Obligations have been indefeasibly paid in full as determined by Lender.

(c) Lender is hereby authorized, without notice or demand and without affecting the liability of any Borrower, at any time and from time to time, to (i) renew, extend or otherwise increase the time for payment of the Obligations; (ii) with the written agreement of any Borrower, change the terms relating to the Obligations or otherwise modify, amend or change the terms of any Note or other agreement, document or instrument now or hereafter executed by any Borrower; (iii) accept partial payments of the Obligations; (iv) take and hold any Collateral for the payment of the Obligations or for the payment of any guaranties of the Obligations and exchange, enforce, waive and release any such Collateral; (v) apply any such Collateral and direct the order or manner of sale thereof as Lender, in its sole discretion, may determine; and (vi) settle, release, compromise, collect or otherwise liquidate the Obligations and any Collateral therefor in any manner, all guarantor and surety defenses being hereby waived by each Borrower. Except as specifically provided in the Loan Agreement, Lender shall have the exclusive right to determine the time and manner of application of any payments or credits, whether received from any Borrower or any other source, and such determination shall be binding on all Borrowers. All such payments and credits may be applied, reversed and reapplied, in whole or in part, to any of the Obligations that Lender shall determine, in its sole discretion, without affecting the validity or enforceability of the Obligations of any Borrower.

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(d) Each Borrower hereby agrees that its obligations hereunder shall be unconditional, irrespective of (i) the absence of any attempt to collect the Obligations from any obligor or other action to enforce the same; (ii) the waiver or consent by Lender with respect to any provision of any instrument evidencing the Obligations, or any part thereof, or any other agreement heretofore, now or hereafter executed by a Borrower and delivered to Lender; (iii) failure by Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for the Obligations; (iv) the institution of any proceeding under the Bankruptcy Code, or any similar proceeding, by or against a Borrower or Lender’s election in any such proceeding of the application of Section 1111(b)(2) of the Bankruptcy Code (or any similar law); (v) any borrowing or grant of a security interest by a Borrower as debtor-in-possession, under Section 364 of the Bankruptcy Code; (vi) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of Lender’s claim(s) for repayment of any of the Obligations; or (vii) any other circumstance other than payment in full of the Obligations which might otherwise constitute a legal or equitable discharge or defense of a guarantor or surety, including, without limitation, any failure by Lender to bring suit against any Person that might otherwise result in a discharge of such Borrower’s obligations and liabilities under the Loan Documents pursuant to Chapter 43 of the Texas Civil Practice & Remedies Code or any other similar applicable law.

(e) Each Borrower represents and warrants to Lender that (i) each Borrower has one or more common or affiliated shareholders, directors and officers, (ii) the businesses and corporate activities of each Borrower are closely related to, and substantially benefit, the business and corporate activities of the other, and (iii) each Borrower will receive a substantial economic benefit from entering into the transactions evidenced by the Loan Documents and will receive a substantial economic benefit from the Loans, whether or not such amount is used directly by such Borrower, and (iv) the Loans made pursuant to the Loan Documents are for the exclusive and indivisible benefit of the Borrowers.

(f) Notwithstanding any provisions of this Loan Agreement Schedule to the contrary, it is intended that the joint and several nature of the liability of the Borrowers for the Obligations and the Liens granted by the Borrowers to secure the Obligations, not constitute a Fraudulent Conveyance (as defined below). Consequently, Lender and each Borrower agree that if the liability of any individual Borrower for the Obligations, or any Liens granted by such Borrower securing the Obligations would, but for the application of this sentence, constitute a Fraudulent Conveyance, the liability of such Borrower and the Liens securing such liability shall be valid and enforceable only to the maximum extent that would not cause such liability or such Lien to constitute a Fraudulent Conveyance, and the liability of such Borrower and this Loan Agreement Schedule shall automatically be deemed to have been amended accordingly. For purposes hereof, the term “Fraudulent Conveyance” means a fraudulent conveyance under Section 548 of the Bankruptcy Code or a fraudulent conveyance or fraudulent transfer under the applicable provisions of any fraudulent conveyance or fraudulent transfer law or similar law of any state, nation or other governmental unit, as in effect from time to time.

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2. Effectiveness. The effectiveness of this Amendment No. 2 is conditioned upon and subject to the receipt by the Lender of each of the following on or before the dates set forth below:

(a) A copy of this Amendment No. 2 duly executed by Borrower and delivered to Lender by e-mail on or before the Effective Date with the original of this Amendment No. 2 duly executed by Borrower and delivered to Lender on or before three (3) Business Days following the Effective Date;

(b) A copy of an officer certificate duly executed by Retail Media and delivered to Lender by e-mail on or before the Effective Date with the original of such officer’s certificate duly executed Retail Media and delivered to Lender on or before three (3) Business Days following the Effective Date;

(c) A copy of IRS tax forms, ACH Agreements, and other agreements duly executed by Retail Media and delivered to Lender as may be reasonably requested by Lender;

(d) A copy of UCC-3 Financing Statements to amend Borrower’s address duly recorded with the Nevada Secretary of State; and

(e) Receipt by Lender on or before the Effective Date, of all costs of Lender (including Lender’s attorneys’ fees and expenses) in respect of the transactions relating to this Amendment No. 2.

3. Miscellaneous. Except as herein expressly amended by this Amendment No. 2, all of the terms and provisions of the Loan Agreement, the Loan Agreement Schedule, the Revolving Loan Note and the other Loan Documents shall continue in full force and effect, and the Loan Agreement, the Loan Agreement Schedule, the Revolving Loan Note and the other Loan Documents as amended by this Amendment No. 2 are hereby ratified and confirmed by Borrower. The Borrower acknowledges to Lender that (a) no offsets, counterclaims or defenses exist as of the date of this Amendment No. 2 with respect to any of the Loan Documents and the Obligations, and no Event of Default is in existence as of the date of this Amendment No. 2, and (b) by a resolution, all members and Managers of Borrower unanimously approved this Amendment No. 2 and the transactions contemplated thereby. The foregoing is without prejudice to Lender’s rights under the Loan Agreement and the other Loan Documents referred to therein, including, without limitation, applicable law, all of which rights are hereby expressly reserved. In addition to the representations, warranties and covenants set forth in the Loan Agreement, the Borrower represents, warrants and covenants to Lender that prior to execution, they have been given the opportunity to have this Amendment No. 2 to be reviewed by legal counsel. This Amendment No. 2 may be executed in counterparts and by facsimile or other electronic signatures, each of which when so executed, shall be deemed an original, but all of which shall constitute but one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, this Amendment No. 2 has been duly executed as of the day and year first above written.

BORROWER:

LOOP MEDIA, INC.

By:	/s/ Neil Watanabe
Name:	Neil Watanabe
Title:	Chief Financial Officer

RETAIL MEDIA TV, INC.

By:	/s/ Neil Watanabe
Name:	Neil Watanabe
Title:	Treasurer

LENDER:

GEMCAP SOLUTIONS, LLC

By:	/s/ David Ellis
David Ellis, Co-President

[SIGNATURE PAGE - AMENDMENT NUMBER 2 TO THE LOAN AND SECURITY AGREEMENT, THE LOAN AGREEMENT SCHEDULE, THE REVOLVING LOAN NOTE AND TO THE OTHER LOAN DOCUMENTS]

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